                        Prospectus Supplement dated May 28, 2009 to Prospectus dated May 27, 2009

                                          FIA Card Services, National Association
                                             Sponsor, Servicer and Originator
                                                BA Credit Card Funding, LLC
                                                 Transferor and Depositor
                                                   BA Credit Card Trust
                                                      Issuing Entity
                                                         BAseries
        The issuing entity will issue and sell:                              Class B(2009-1) Notes
        Principal amount                                                     $100,000,000
        Interest rate                                                        one-month LIBOR plus 4.75% per year
                                                                             (determined as described in the
                                                                             following Class B(2009-1) summary)
        Interest payment dates                                               15th day of each month,
                                                                             beginning in July 2009
        Expected principal payment date                                      June 15, 2010
        Legal maturity date                                                  November 15, 2012
        Expected issuance date                                               June 4, 2009
        Price                                                                $100,000,000 (or 100%)
        Proceeds to the issuing entity                                       $100,000,000 (or 100%)

The Class B(2009-1) notes are a tranche of the Class B notes of the BAseries and initially will be sold directly to one or more purchasers.

Subordination: Interest and principal on the Class B notes of the BAseries are subordinated to payments on the Class A notes as described herein and in the accompanying prospectus.

Credit Enhancement: Interest and principal on the Class C notes of the BAseries and the Class D certificate, Series
2001-D are subordinated to payments on the Class A notes and the Class B notes as described herein and in the accompanying prospectus.
_____________________________________________________________________________________________________________________________

You should consider the discussion under "Risk Factors" beginning on page 29 of the accompanying prospectus before you purchase any notes.

The primary asset of the issuing entity is the collateral certificate, Series 2001-D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master Trust II's assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.  The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, FIA Card Services, National Association, their affiliates or any other person.  Each tranche of notes will be secured by specified assets of the issuing entity as described in this prospectus supplement and in the accompanying prospectus.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the BAseries notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
_____________________________________________________________________________________________________________________________

Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

                                   Important Notice about Information Presented in this
                                   Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the notes in two separate documents:

         (a) this prospectus supplement, which will describe the specific terms of the Class B(2009-1) notes, and

         (b) the accompanying prospectus, which provides general information about the BAseries notes and each other series of notes which may be issued by the BA Credit Card Trust, some of which may not apply to the BAseries or the Class
B(2009-1) notes.

         References to the prospectus mean the prospectus accompanying this prospectus supplement.

         This prospectus supplement may be used to offer and sell the Class B(2009-1) notes only if accompanied by the prospectus.

         This prospectus supplement supplements disclosure in the prospectus.

         You should rely only on the information provided in this prospectus supplement and the prospectus including any information incorporated by reference.  We have not authorized anyone to provide you with different information.

         We are not offering the Class B(2009-1) notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and in the prospectus provide the pages on which these captions are located.

         Parts of this prospectus supplement and the prospectus use defined terms.  You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 186 in the prospectus.

                                                         ________

                                                            S-2

                 Table of Contents

         Use of Securitization as a

Annex I:

Outstanding Series, Classes and
  Tranches of Notes.............................A-I-1

Annex II:

Outstanding Master Trust II Series.............A-II-1

                        S-3

                                                  Class B(2009-1) Summary

         This summary does not contain all the information you may need to make an informed investment decision.  You should read this prospectus supplement and the prospectus in their entirety before you purchase any notes.

         Only the Class B(2009-1) notes are being offered through this prospectus supplement and the prospectus.  Other series, classes and tranches of BA Credit Card Trust notes, including other tranches of notes that are included in the
BAseries as a part of the Class B notes or other notes that are included in the Class B(2009-1) tranche, may be issued by the BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.

         Other series of certificates of master trust II may be issued without the consent of, or prior notice to, any noteholders or certificateholders.

Transaction Parties
     Issuing Entity of the Notes                   BA Credit Card Trust
     Issuing Entity of the Collateral Certificate  BA Master Credit Card Trust II
     Sponsor, Servicer and Originator              FIA Card Services, National Association
     Transferor and Depositor                      BA Credit Card Funding, LLC
     Master Trust II Trustee, Indenture Trustee    The Bank of New York Mellon
     Owner Trustee                                 Wilmington Trust Company

Assets
     Primary Asset of the Issuing Entity           Master trust II, Series 2001-D Collateral Certificate
     Collateral Certificate                        Undivided interest in master trust II
     Primary Assets of Master Trust II             Receivables in unsecured revolving credit card accounts
     Accounts and Receivables (as of beginning     Principal receivables:                       $97,798,614,575
         of the day on May 1, 2009) *              Finance charge receivables:                  $3,254,394,708

Asset Backed Securities Offered                     Class B(2009-1)
     Class                                          Class B
     Series                                         BAseries
     Initial Principal Amount                       $100,000,000
     Initial Nominal Liquidation Amount             $100,000,000
     Expected Issuance Date                         June 4, 2009
     Subordination                                  The Class B(2009-1) notes will be subordinated to the Class A notes.
     Credit Enhancement                             Subordination of the Class C notes and the Class D certificate
     Credit Enhancement Amount                      Required Subordinated Amount and Required Class D Investor
                                                    Interest
     Required Subordinated Amount of Class C Notes  An amount equal to 6.95187% of the adjusted outstanding dollar principal amount of the Class B(2009-1) notes that are not providing credit enhancement to the Class A notes, plus 100% of

_____________________

* On March 1, 2009, BA Credit Card Funding, LLC designated a discount option of 6.00% for all principal receivables generated from March 1, 2009 until September 30, 2009. As a result of the designation of the discount option, the amount of principal receivables is reduced, and the amount of finance charge receivables is increased.

                                                            S-4

                                                    the adjusted outstanding dollar principal amount of the Class
                                                    B(2009-1) notes' pro rata share of the Class A required
                                                    subordinated amount of Class C notes for all Class A notes.  See
                                                    "The Class B(2009-1) Notes—Required Subordinated Amount" for a
                                                    discussion of the calculation of the Class B(2009-1) notes'
                                                    required subordinated amount of Class C notes, and the method by which that calculation may be changed in the future.
     Required Class D Investor Interest             The required Class D investor interest is approximately equal to
                                                    8.00% of the sum of the aggregate adjusted outstanding dollar principal amount of the BAseries notes and the Class D investor interest.  See "The Notes—Required Subordinated Amount—The Class
                                                    D Certificate" in the prospectus for a more specific description of how the required Class D investor interest is calculated.
     Accumulation Reserve Account Targeted Deposit  0.5% of the outstanding dollar principal amount of the Class
                                                    B(2009-1) notes.

Risk Factors                                        Investment in the Class B(2009-1) notes involves risks.  You should consider carefully the risk factors beginning on page 29 in the prospectus.

Interest
     Interest Rate                                  London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) as of each LIBOR determination date plus 4.75% per year.
     LIBOR Determination Dates                      June 2, 2009 for the period from and including the issuance date to but excluding July 15, 2009, and for each interest accrual period thereafter, the date that is two London Business
                                                    Days before each distribution date.
     Distribution Dates                             The 15th day of each calendar month (or the next Business Day if the 15th is not a Business Day).
     London Business Day                            London, New York, New York and Newark, Delaware banking day
     Interest Accrual Method                        Actual/360
     Interest Accrual Periods                       From and including the issuance date to but excluding the first interest payment date and then from and including each interest payment date to but excluding the next interest payment date.
     Interest Payment Dates                         Each distribution date starting on July 15, 2009
     First Interest Payment Date                    July 15, 2009
     Business Day                                   New York, New York and Newark, Delaware

Principal
     Expected Principal Payment Date                June 15, 2010
     Legal Maturity Date                            November 15, 2012
     Revolving Period End                           Between 11 and 1 months prior to expected principal payment date

Servicing Fee                                       2% of the Series 2001-D investor interest

Ratings                                             The Class B(2009-1) notes must be rated by at least one of the following nationally recognized rating agencies:
                                                    Moody's:                         A2
                                                    Standard & Poor's:               A
                                                    Fitch:                           A

                                                            S-5

Early Redemption Events                             Early redemption events applicable to the Class B(2009-1) notes include the following: (i) the occurrence of the expected
                                                    principal payment date for such notes; (ii) each of the Pay Out
                                                    Events described under "Master Trust II—Pay Out Events" in the prospectus; (iii) the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of
                                                    1940, as amended; and (iv) for any date the amount of Excess
                                                    Available Funds for the BAseries averaged over the 3 preceding calendar months is less than the Required Excess Available Funds for the BAseries for such date.  See "The Indenture—Early
                                                    Redemption Events" in the prospectus.

Events of Default                                   Events of default applicable to the Class B(2009-1) notes
                                                    include the following: (i) the issuing entity's failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable; (ii) the issuing entity's failure to pay the principal amount of such notes on the
                                                    applicable legal maturity date; (iii) the issuing entity's default in the performance, or breach, of any other of its covenants or warranties, as discussed in the prospectus; and
                                                    (iv) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity.  See "The
                                                    Indenture—Events of Default" in the prospectus.

Optional Redemption                                 If the nominal liquidation amount is less than 5% of the highest outstanding dollar principal amount.

ERISA Eligibility                                   Yes, subject to important considerations described under
                                                    "Benefit Plan Investors" in the prospectus (investors are
                                                    cautioned to consult with their counsel).

Tax Treatment                                       Debt for U.S. federal income tax purposes, subject to important considerations described under "Federal Income Tax Consequences"
                                                    in the prospectus (investors are cautioned to consult with their tax counsel).

Stock Exchange Listing                              The issuing entity will apply to list the Class B(2009-1) notes on a stock exchange in Europe.  The issuing entity cannot
                                                    guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To
                                                    determine whether the Class B(2009-1) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington
                                                    Trust Company, Rodney Square North, 1100 N. Market Street,
                                                    Wilmington, Delaware 19890-0001, telephone number:
                                                    (302) 651-1000.

Clearing and Settlement                             DTC/Clearstream/Euroclear

                                                            S-6

                                                    Transaction Parties

BA Credit Card Trust

         The notes will be issued by BA Credit Card Trust (referred to as the issuing entity).  For a description of the limited activities of the issuing entity, see "Transaction Parties—BA Credit Card Trust" in the prospectus.

BA Master Credit Card Trust II

         BA Master Credit Card Trust II (referred to as master trust II) issued the collateral certificate and the Class D certificate, each as a part of Series 2001-D.  See "Transaction Parties—BA Master Credit Card Trust II" and "Master Trust
II" in the prospectus.  The collateral certificate is the issuing entity's primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate and the Class D certificate are investor certificates that represent an undivided interest in master trust II.  Master trust II's assets primarily include receivables from selected MasterCard®, Visa® and American Express® unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed under "Master Trust II—Addition of
Master Trust II Assets."

         The credit card receivables in master trust II consist primarily of finance charge receivables and principal receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees and recoveries on receivables in Defaulted Accounts, and discount option receivables.  Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.

         In addition, Funding is permitted to add to master trust II participation interests in pools of assets that primarily consist of receivables arising under revolving credit card accounts owned by FIA and collections on such receivables.

         See "Annex I: The Master Trust II Portfolio" in the prospectus for detailed financial information on the receivables and the accounts.

         The collateral certificate and the Class D certificate comprise the Series 2001-D certificates issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.  See "Annex II: Outstanding Master Trust II Series" in this prospectus supplement for information on the other outstanding series issued by master trust II.

BA Credit Card Funding, LLC

         BA Credit Card Funding, LLC (referred to as Funding), a limited liability company formed under the laws of
Delaware and a subsidiary of Banc of America Consumer Card Services, LLC, an indirect subsidiary of FIA, is the transferor and depositor to master trust II.  Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the

                                                            S-7

issuing entity.  On the Substitution Date, Funding was substituted for FIA as the transferor of receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement.  See "Transaction Parties—BA Credit Card Funding, LLC" in the prospectus for a description of
Funding and its responsibilities.

FIA and Affiliates

         FIA Card Services, National Association (referred to as FIA) is a national banking association.  FIA is an indirect subsidiary of Bank of America Corporation.

         FIA formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II, which coincided with the merger of Bank of America, National Association (USA) with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger,
FIA's economic interest in the Transferor Interest in master trust II was transferred to Funding through Banc of America
Consumer Card Services, LLC (referred to as BACCS).  In addition, from and after this substitution and merger, FIA has transferred, and will continue to transfer, to BACCS the receivables arising in certain of the U.S. consumer credit card accounts originated or acquired by FIA.  BACCS has sold and may continue to sell receivables to Funding for addition to master trust II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard, Visa and American Express credit card accounts from the portfolio of MasterCard, Visa and American Express accounts originated or acquired by FIA (such portfolio of accounts is referred to as the Bank Portfolio).

         BACCS is a limited liability company formed under the laws of North Carolina and an indirect subsidiary of FIA.

         FIA is responsible for servicing, managing and making collections on the credit card receivables in master trust
II.  See "Transaction Parties—FIA and Affiliates" in the prospectus for a description of FIA, BACCS and each of their respective responsibilities.

         See "Transaction Parties—FIA and Affiliates" and "FIA's Credit Card Activities" in the prospectus for a discussion of FIA's servicing practices and its delegation of servicing functions to its operating subsidiary Banc of
America Card Servicing Corporation.

         Use of Securitization as a Source of Funding

         FIA has been securitizing credit card receivables since 1986.  FIA created master trust II on August 4, 1994.  BA
Credit Card Trust, the issuing entity, was created on May 4, 2001.  In addition to sponsoring the securitization of the credit card receivables in master trust II, FIA and its affiliates are the sponsors to other master trusts securitizing other consumer and small business lending products.

                                                            S-8

         FIA uses a variety of funding sources to meet its liquidity goals.  Funding sources for FIA have included, but are not limited to, securitization and debt issuances.

The Bank of New York Mellon

         The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the pooling and servicing agreement (referred to herein and in the prospectus as the master trust II agreement) for the master trust II investor certificates.  See "The Indenture—Indenture Trustee" in the prospectus for a description of the limited powers and duties of the indenture trustee and "Master Trust II—Master Trust
II Trustee" in the prospectus for a description of the limited powers and duties of the master trust II trustee.  See
"Transaction Parties—The Bank of New York Mellon" in the prospectus for a description of The Bank of New York Mellon.

Wilmington Trust Company

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.  See
"Transaction Parties—Wilmington Trust Company" in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.

                                                 The Class B(2009-1) Notes

         The Class B(2009-1) notes will be issued by the issuing entity pursuant to the indenture and the BAseries indenture supplement.  The following discussion and the discussions under "The Notes" and "The Indenture" in the prospectus summarize the material terms of the Class B(2009-1) notes, the indenture and the BAseries indenture supplement.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Class B(2009-1) notes, the indenture and the BAseries indenture supplement.  So long as the conditions to issuance are met or waived, additional Class B(2009-1) notes may be issued on any date or in any amount.  There is no limit on the total dollar principal amount of Class B(2009-1) notes that may be issued.  See "The Notes—Issuances of New
Series, Classes and Tranches of Notes" in the prospectus for a description of the conditions to issuance.

Securities Offered

         The Class B(2009-1) notes are part of a series of notes called the BAseries.  The BAseries consists of Class A notes, Class B notes and Class C notes.  The Class B(2009-1) notes are a tranche of Class B notes of the BAseries.  The
Class B(2009-1) notes are issued by, and are obligations of, the BA Credit Card Trust.

         On the expected issuance date, the Class B(2009-1) notes are expected to be the twentieth tranche of Class B notes outstanding in the BAseries.

The BAseries

         The BAseries notes will be issued in classes.  Each class of notes has multiple tranches, which may be issued at different times and have different terms (including different interest

                                                            S-9

rates, interest payment dates, expected principal payment dates, legal maturity dates or other  characteristics).  Whenever a
"class" of notes is referred to in this prospectus  supplement or the  prospectus,  it includes all tranches of that class of notes, unless the context otherwise requires.

         Notes of any tranche can be issued on any date so long as a sufficient amount of subordinated notes or other acceptable credit enhancement has been issued and is outstanding.  See "The Notes—Issuances of New Series, Classes and
Tranches of Notes" in the prospectus.  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

         In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the
BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, a tranche of Class A notes may be credit enhanced solely from Class C notes.  In this example, the Class B notes will not provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total outstanding principal amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

         As of the date of this prospectus supplement, the BAseries is the only issued and outstanding series of the issuing entity.  See "Annex I: Outstanding Series, Classes and Tranches of Notes" for information on the other outstanding notes issued by the issuing entity.

Interest

         Interest on the Class B(2009-1) notes will accrue at a floating rate equal to the London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) plus a spread as specified on the cover page of this prospectus supplement.

         LIBOR appears on Reuters Screen LIBOR01 Page (or comparable replacement page) and will be the rate available at
11:00 a.m., London time, on the related LIBOR determination date. If the rate does not appear on that page, the rate will be the average of the rates offered by four prime banks in London. If fewer than two London banks provide a rate at the request of the indenture trustee, the rate will be the average of the rates offered by four major banks in New York City.

         Interest on the Class B(2009-1) notes for any interest payment date will equal the product of:

         •    the Class B(2009-1) note interest rate for the applicable interest accrual period; multiplied by

                                                            S-10

         •    the actual number of days in the related interest accrual period divided by 360; multiplied by

         •    the outstanding dollar principal amount of the Class B(2009-1) notes as of the related record date.

         The payment of interest on the Class B(2009-1) notes on any payment date is senior to the payment of interest on
Class C notes of the BAseries on that date.  Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to all Class A BAseries notes.  Likewise, generally, no payment of interest will be made on any Class C BAseries note until the required payment of interest has been made to all Class A and Class B BAseries notes.  However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on Class C notes on any interest payment date.  The Class B(2009-1)
notes generally will not receive interest payments on any payment date until the Class A notes have received their full interest payment on that date.

         The issuing entity will pay interest on the Class B(2009-1) notes solely from the portion of BAseries Available
Funds and from other amounts that are available to the Class B(2009-1) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the interest on the Class B(2009-1) notes, Class B(2009-1) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS, Funding or any other person or entity for the payment of interest on those notes.

Principal

         The issuing entity expects to pay the stated principal amount of the Class B(2009-1) notes in one payment on its expected principal payment date, and is obligated to do so if funds are available for that purpose and not required for subordination.  If the stated principal amount of the Class B(2009-1) notes is not paid in full on the expected principal payment date due to insufficient funds or insufficient credit enhancement, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the Class B(2009-1) notes.

         In addition, if the stated principal amount of the Class B(2009-1) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for the Class B(2009-1) notes and, subject to the principal payment rules described under "—Subordination; Credit Enhancement" and "—Required Subordinated Amount"
below, principal and interest payments on the Class B(2009-1) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

         Principal of the Class B(2009-1) notes will begin to be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for the Class B(2009-1) notes.  See "The
Notes—Early Redemption of Notes," "The Indenture—Early Redemption Events" and "—Events of Default" in the prospectus.

         The issuing entity will pay principal on the Class B(2009-1) notes solely from the portion of BAseries Available
Principal Amounts and from other amounts which are available to the

                                                            S-11

Class B(2009-1) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the principal of the Class B(2009-1) notes, Class
B(2009-1) noteholders will have no recourse to any other assets of the issuing entity, Funding, BACCS, FIA or any other person or entity for the payment of principal on those notes.

Nominal Liquidation Amount

         The nominal liquidation amount of a tranche of notes corresponds to the portion of the Investor Interest of
Series 2001-D that is available to support that tranche of notes.  Generally, the nominal liquidation amount is used to determine the amount of Available Principal Amounts and Available Funds that are available to pay principal of and interest on the notes.  For a more detailed discussion of nominal liquidation amount, see "The Notes—Stated Principal
Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in the prospectus.

Subordination; Credit Enhancement

         Credit enhancement for the Class B(2009-1) notes will be provided through subordination of the Class C BAseries notes and the Class D certificate.  The amount of subordination available to provide credit enhancement to any tranche of notes is limited to its available subordinated amount.  If the available subordinated amount for any tranche of notes has been reduced to zero, losses will be allocated to that tranche of notes pro rata based on its nominal liquidation amount.  The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to it and it is unlikely that those notes will receive their full payment of principal.

         Principal and interest payments on Class B and Class C BAseries notes are subordinated to payments on Class A
BAseries notes as described above under "—Interest" and "—Principal."  Principal payments and Available Funds allocated to the Class D certificate are subordinated to payments on Class A BAseries notes as described in "Master Trust II—The
Class D Certificate" in the prospectus.  Subordination of Class B and Class C BAseries notes and the Class D certificate provides credit enhancement for Class A BAseries notes.

         Principal and interest payments on Class C BAseries notes are subordinated to payments on Class A and Class B
BAseries notes as described above under "—Interest" and "—Principal." Principal payments and Available Funds allocated to the Class D certificate are subordinated to payments on Class A and B BAseries notes as described in "Master
Trust II—The Class D Certificate" in the prospectus. Subordination of Class C BAseries notes and the Class D certificate provides credit enhancement for Class A and Class B BAseries notes.

         BAseries Available Principal Amounts allocable to subordinated classes of BAseries notes (such as the Class
B(2009-1) notes) may be reallocated to pay interest on senior classes of BAseries notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, subject to certain limitations.  See "Sources of Funds to Pay the
Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Principal Amounts" in the
prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of those reallocations.  In addition, charge-offs due to uncovered Investor Default

                                                            S-12

Amounts allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the
BAseries.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Allocations of
Reductions from Charge-Offs" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of charge-offs reallocated to those subordinated notes.  See "The Notes—Stated Principal Amount,
Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount" and "Master Trust
II—Defaulted Receivables; Rebates and Fraudulent Charges" in the prospectus.

         BAseries Available Principal Amounts remaining after any reallocations described above will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if the remaining amounts are not sufficient to make all required targeted deposits.

         In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in "—Required Subordinated Amount."

         In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         •    If after giving effect to the proposed principal payment the outstanding subordinated notes are still sufficient to support the outstanding senior notes.  See "Sources of Funds to Pay the Notes—Deposit and
              Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the
              Principal Funding Account" and "—Allocation to Principal Funding Subaccounts" in the prospectus.  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

         •    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted
              Deposits of BAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the
              Principal Funding Account for Senior Classes" in the prospectus.

         •    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         •    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" in the
              prospectus.

                                                            S-13

Required Subordinated Amount

         In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.  Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

         The required subordinated amount of Class C notes for each tranche of Class B BAseries notes will vary depending on its pro rata share of the Class A required subordinated amount of Class C notes for all Class A BAseries notes that require any credit enhancement from Class B BAseries notes, and its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B BAseries notes that is not providing credit enhancement to the Class A notes. For the Class B(2009-1) notes, the required subordinated amount of Class C notes, at any time, is generally equal to the adjusted outstanding dollar principal amount of the Class B(2009-1) notes multiplied by the sum of:

              (i) the Class A required subordinated amount of Class C notes for all Class A BAseries notes that require any credit enhancement from Class B BAseries notes divided by the aggregate adjusted outstanding dollar principal amount of all Class B BAseries notes; plus

              (ii) 6.95187% multiplied by a fraction, the numerator of which is the aggregate adjusted outstanding dollar principal amount of all Class B BAseries notes minus the required subordinated amount of Class B notes for all Class
     A BAseries notes, and the denominator of which is the aggregate adjusted outstanding dollar principal amount of all
     Class B BAseries notes.

         Therefore, for the Class B(2009-1) notes, the required subordinated amount of Class C notes can increase if the share of the Class B(2009-1) notes that corresponds to the Class C notes providing credit enhancement to Class A BAseries notes increases, or if the share of the Class B(2009-1) notes that is providing credit enhancement to Class A BAseries notes increases.  Similarly, for the Class B(2009-1) notes, the required subordinated amount of Class C notes can decrease (but will never be less than 6.95187% of its adjusted outstanding dollar principal amount) if the share of the
Class B(2009-1) notes that corresponds to the Class C notes providing credit enhancement to Class A BAseries notes decreases, or if the share of the Class B(2009-1) notes that is providing credit enhancement to Class A BAseries notes decreases.

         For a further description of how to calculate the Class B required subordinated amount of Class C notes for the
Class B(2009-1) notes, see "The Notes—Required Subordinated Amount—BAseries" in the prospectus.

         For an example of the calculations of the BAseries required subordinated amounts, see the chart titled "BAseries
Required Subordinated Amounts" in the prospectus.

         Reductions in the adjusted outstanding dollar principal amount of a tranche of senior notes of the BAseries will generally result in a reduction in the required subordinated amount for

                                                            S-14

that tranche.  Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B
BAseries notes may occur due to:

         •    a decrease in the aggregate adjusted outstanding dollar principal amount of Class A BAseries notes,

         •    a decrease in the Class A required subordinated amount of Class B or Class C notes for outstanding tranches of Class A BAseries notes, or

         •    the issuance of additional Class B BAseries notes.

However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of
Class C notes exceeds zero.

         The percentages used in, or the method of calculating, the required subordinated amounts described above may change without the consent of any noteholders if the rating agencies consent.  In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of BAseries notes
(including other tranches in the same class) may be different than the percentages used in, or the method of calculating, the required subordinated amounts for the Class B(2009-1) notes.  In addition, if the rating agencies consent, the issuing entity, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

         No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.  Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes.  However, there are some exceptions to this rule.  See "—Subordination; Credit Enhancement" above and "The Notes—Subordination of
Interest and Principal" in the prospectus.

The Class D Certificate

         The Class D certificate provides credit enhancement to the collateral certificate, and therefore the BAseries notes, by absorbing Default Amounts allocable to Series 2001-D prior to the allocation of any of those losses to the
BAseries notes, and through reallocations of collections of principal receivables to cover deficiencies on payments of interest on the BAseries notes and the master trust II servicing fee, as more specifically described in "Master Trust
II—The Class D Certificate" in the prospectus.  Because the required Class D Investor Interest is

                                                            S-15

determined by the aggregate Adjusted Outstanding Dollar Principal Amount of BAseries notes, whenever additional BAseries notes are issued, the required Class D Investor Interest will increase.  Similarly, whenever the Adjusted Outstanding
Dollar Principal Amount of a tranche of BAseries notes decreases, due to accumulation of principal or payment of principal amounts to noteholders, the required Class D Investor Interest will decrease.

         For a more specific description of how the required Class D Investor Interest is calculated, see "The
Notes—Required Subordinated Amount—The Class D Certificate" in the prospectus.  The method of calculating the required
Class D Investor Interest may change without the consent of any noteholders if the rating agencies consent.

Revolving Period

         Until principal amounts are needed to be accumulated to pay the Class B(2009-1) notes, principal amounts allocable to the Class B(2009-1) notes will either be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the Transferor Interest.  This period is commonly referred to as the revolving period.
Unless an early redemption event or event of default for the Class B(2009-1) notes occurs, the revolving period will end eleven calendar months or less prior to the expected principal payment date.  If the issuing entity reasonably expects that less than eleven months will be required to fully accumulate principal amounts in an amount equal to the outstanding dollar principal amount of the Class B(2009-1) notes, the end of the revolving period may be delayed.  See "Sources of
Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available
Principal Amounts to the Principal Funding Account—Budgeted Deposits" in the prospectus.

Early Redemption of Notes

         The early redemption events applicable to all notes, including the Class B(2009-1) notes, are described in "The
Notes—Early Redemption of Notes" and "The Indenture—Early Redemption Events" in the prospectus.

Optional Redemption by the Issuing Entity

         Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem the Class B(2009-1) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Class B(2009-1) notes is reduced to less than 5% of their highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.

         The issuing entity will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the BAseries.

         If the issuing entity is directed to redeem the Class B(2009-1) notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

                                                            S-16

         If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Class B(2009-1) notes will thereafter be made, subject to the principal payment rules described above under
"—Subordination; Credit Enhancement," until either the principal of and accrued interest on the Class B(2009-1) notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount and the interest funding subaccount for the Class B(2009-1) notes will be applied to make the principal and interest payments on the notes on the redemption date.

Events of Default

         The Class B(2009-1) notes are subject to certain events of default described in "The Indenture—Events of Default"
in the prospectus.  For a description of the remedies upon the occurrence of an event of default, see "The
Indenture—Events of Default Remedies" and "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" in the
prospectus.

Issuing Entity Accounts

         The issuing entity has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the BAseries.  The principal funding account, the interest funding account, and the accumulation reserve account will have subaccounts for the Class B(2009-1) notes.

         Each month, distributions on the collateral certificate and other amounts will be deposited in the issuing entity accounts and allocated to the notes as described in the prospectus.

Security for the Notes

         The Class B(2009-1) notes are secured by a shared security interest in:

         •    the collateral certificate;

         •    the collection account;

         •    the applicable principal funding subaccount;

         •    the applicable interest funding subaccount; and

         •    the applicable accumulation reserve subaccount.

         However, the Class B(2009-1) notes are entitled to the benefits of only that portion of the assets allocated to them under the indenture and the BAseries indenture supplement.

         See "Sources of Funds to Pay the Notes—The Collateral Certificate" and "—Issuing Entity Accounts" in the
prospectus.

Limited Recourse to the Issuing Entity

         The sole sources of payment for principal of or interest on the Class B(2009-1) notes are provided by:

                                                            S-17

         •    the portion of the Available Principal Amounts and Available Funds allocated to the BAseries and available to the Class B(2009-1) notes after giving effect to any reallocations, payments and deposits for senior notes, and

         •    funds in the applicable issuing entity accounts for the Class B(2009-1) notes.

         Class B(2009-1) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS, Funding or any other person or entity for the payment of principal of or interest on the Class B(2009-1) notes.

         However, following a sale of credit card receivables (i) due to an insolvency of Funding, (ii) due to an event of default and acceleration for the Class B(2009-1) notes or (iii) on the legal maturity date for the Class B(2009-1) notes, as described in "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" in the prospectus, the Class
B(2009-1) noteholders have recourse only to the proceeds of that sale.

Accumulation Reserve Account

         The issuing entity will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for the Class B(2009-1) notes.

         The amount targeted to be deposited in the accumulation reserve subaccount for the
Class B(2009-1) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class B(2009-1) notes on its expected principal payment date, in which case, the amount targeted to be deposited is
0.5% of the outstanding dollar principal amount of the Class B(2009-1) notes, or another amount designated by the issuing entity.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits to
the Accumulation Reserve Account" in the prospectus.

Shared Excess Available Funds

         The BAseries will be included in "Group A."  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.  As of the date of this prospectus supplement, the BAseries is the only series of notes issued by the issuing entity.

         To the extent that Available Funds allocated to the BAseries are available after all required applications of those amounts as described in "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Application of BAseries Available Funds" in the prospectus, these unused Available Funds, referred to as shared excess available funds, will be applied to cover shortfalls in Available Funds for other series of notes in Group
A. In addition, the BAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent Available Funds for those other series of notes are not needed for those series. See "Sources of Funds to Pay the Notes—The Collateral Certificate," and "—Deposit and Application of Funds for the BAseries—Shared
Excess Available Funds" in the prospectus.

                                                            S-18

Stock Exchange Listing

         The issuing entity will apply to list the Class B(2009-1) notes on a stock exchange in Europe.  The issuing entity cannot guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To determine whether the Class B(2009-1) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001,
telephone number: (302) 651-1000.

Ratings

         The issuing entity will issue the Class B(2009-1) notes only if they are rated at least "A" or "A2" or its equivalent by at least one nationally recognized rating agency.

         Other tranches of Class B notes may have different rating requirements from the Class B(2009-1) notes.

         A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its expected principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating.

         See "Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                                   Plan of Distribution

         Subject to the terms and conditions of the purchase agreement for the Class B(2009-1) notes, the issuing entity has agreed to sell to the purchasers, and the purchasers have agreed to purchase, $100,000,000 of the aggregate principal amount of the Class B(2009-1) notes.  Affiliates of FIA and Funding will purchase all of the Class B(2009-1) notes.

         Proceeds to the issuing entity from the sale of the Class B(2009-1) notes are set forth on the cover page of this prospectus supplement.  Proceeds to the issuing entity from the sale of the Class B(2009-1) notes will be paid to
Funding.  See "Use of Proceeds" in the prospectus.  Additional offering expenses, which will be paid by Funding, are estimated to be $400,000.

                                                            S-19

                                                                                                                    Annex I

                                     Outstanding Series, Classes and Tranches of Notes

         The information provided in this Annex I is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

BAseries

         Class A Notes

                                                                                                                         Expected
                             Issuance            Nominal                                                                 Principal                Legal
      Class A                  Date         Liquidation Amount                    Note Interest Rate                    Payment Date          Maturity Date
______________________________________________________________________________________________________________________________________________________________
   Class A(2001-2)            7/26/01    $      500,000,000                    One Month LIBOR + 0.25%                   July 2011            December 2013
   Class A(2001-Emerald)      8/15/01    Up to $10,317,000,000(1)                         —                                  —                      —
   Class A(2002-2)            3/27/02    $      656,175,000         Not to exceed Three Month LIBOR + 0.35%(2)       February 17, 2012        July 17, 2014
   Class A(2002-3)            4/24/02    $      750,000,000                    One Month LIBOR + 0.24%                   April 2012           September 2014
   Class A(2002-7)            7/25/02    $      497,250,000         Not to exceed Three Month LIBOR + 0.25%(3)         July 17, 2009        December 19, 2011
   Class A(2002-8)            7/31/02    $      400,000,000                   Three Month LIBOR + 0.15%                  July 2009            December 2011
   Class A(2002-11)          10/30/02    $      490,600,000         Not to exceed Three Month LIBOR + 0.35%(4)        October 19, 2009        March 19, 2012
   Class A(2003-4)            4/24/03    $      750,000,000                    One Month LIBOR + 0.22%                   April 2010           September 2012
   Class A(2003-5)            5/21/03    $      548,200,000         Not to exceed Three Month LIBOR + 0.35%(5)         April 19, 2010       September 19, 2012
   Class A(2003-8)            8/5/03     $      750,000,000                    One Month LIBOR + 0.19%                   July 2010            December 2012
   Class A(2003-10)          10/15/03    $      500,000,000                    One Month LIBOR + 0.26%                  October 2013            March 2016
   Class A(2004-1)            2/26/04    $      752,760,000         Not to exceed Three Month LIBOR + 0.30%(6)        January 17, 2014        June 17, 2016
   Class A(2004-2)            2/25/04    $      600,000,000                    One Month LIBOR + 0.15%                 February 2011            July 2013
   Class A(2004-3)            3/17/04    $      700,000,000                    One Month LIBOR + 0.26%                   March 2019            August 2021
   Class A(2004-5)            5/25/04    $    1,015,240,000         Not to exceed Three Month LIBOR + 0.25%(7)          May 18, 2011         October 17, 2013
   Class A(2004-6)            6/17/04    $      500,000,000                    One Month LIBOR + 0.14%                   June 2011            November 2013
   Class A(2004-7)            7/28/04    $      900,000,000                    One Month LIBOR + 0.10%                   July 2009            December 2011
   Class A(2004-8)            9/14/04    $      500,000,000                    One Month LIBOR + 0.15%                  August 2011            January 2014
   Class A(2004-9)            10/1/04    $      672,980,000         Not to exceed One Month LIBOR + 0.20%(8)         September 19, 2011     February 20, 2014
   Class A(2004-10)          10/27/04    $      500,000,000                    One Month LIBOR + 0.08%                  October 2009            March 2012
   Class A(2005-2)            5/19/05    $      500,000,000                    One Month LIBOR + 0.08%                    May 2012             October 2014
   Class A(2005-3)            6/14/05    $      600,000,000                             4.10%                             May 2010             October 2012
   Class A(2005-4)            7/7/05     $      800,000,000                    One Month LIBOR + 0.04%                   June 2010            November 2012
   Class A(2005-6)            8/25/05    $      500,000,000                             4.50%                           August 2010            January 2013
   Class A(2005-8)           10/12/05    $      850,000,000                    One Month LIBOR + 0.02%                 September 2009         February 2012
   Class A(2005-9)           11/17/05    $    1,000,000,000                    One Month LIBOR + 0.04%                 November 2010            April 2013
   Class A(2005-10)          11/29/05    $      400,000,000                    One Month LIBOR + 0.06%                   June 2013            November 2015
   Class A(2005-11)          12/16/05    $      500,000,000                    One Month LIBOR + 0.04%                 December 2010             May 2013
(continued on next page)

____________________________

(1) Subject to increase.
(2) Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of €750,000,000,  pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-2)  notes.
(3) Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7)  notes.
(4) Class A(2002-11)  noteholders will receive interest at Three Month EURIBOR +
    0.25% on an outstanding euro principal amount of €500,000,000,  pursuant to the terms of a currency  and  interest  rate swap  applicable  only to the Class
    A(2002-11) notes.
(5) Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2003-5) notes.
(6) Class A(2004-1) noteholders will receive interest at 4.50% on an outstanding euro principal amount of €600,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-1) notes.
(7) Class A(2004-5) noteholders will receive interest at Three Month EURIBOR + 0.15%
    on an outstanding euro principal amount of €850,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class
    A(2004-5) notes.
(8) Class A(2004-9) noteholders will receive interest at One
    Month EURIBOR + 0.11% on an outstanding euro principal amount of
    €550,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-9) notes.

                                                            A-I-1

BAseries

         Class A Notes (continued from previous page)

                                                                                                          Expected
                             Issuance            Nominal                                                  Principal             Legal
            Class A            Date         Liquidation Amount             Note Interest Rate            Payment Date        Maturity Date
_____________________________________________________________________________________________________________________________________________
        Class A(2006-2)       3/7/06     $      550,000,000              One Month LIBOR + 0.06%         January 2013          June 2015
        Class A(2006-3)       3/30/06    $      750,000,000              One Month LIBOR + 0.02%          March 2010          August 2012
        Class A(2006-5)       6/9/06     $      700,000,000              One Month LIBOR + 0.06%           May 2013           October 2015
        Class A(2006-6)       7/20/06    $    2,000,000,000              One Month LIBOR + 0.03%           June 2011         November 2013
        Class A(2006-7)       7/28/06    $      375,000,000              One Month LIBOR + 0.04%           July 2014         December 2016
        Class A(2006-8)       8/9/06     $      725,000,000              One Month LIBOR + 0.03%         December 2013          May 2016
        Class A(2006-9)       8/30/06    $    1,750,000,000              One Month LIBOR + 0.01%        September 2010       February 2013
        Class A(2006-10)      9/19/06    $      750,000,000              One Month LIBOR - 0.02%        September 2009       February 2012
        Class A(2006-11)      9/26/06    $      520,000,000              One Month LIBOR + 0.03%         November 2013         April 2016
        Class A(2006-12)     10/16/06    $    1,000,000,000              One Month LIBOR + 0.02%         October 2011          March 2014
        Class A(2006-13)     11/14/06    $      275,000,000              One Month LIBOR + 0.02%         December 2013          May 2016
        Class A(2006-14)     11/28/06    $    1,350,000,000              One Month LIBOR + 0.06%         November 2013         April 2016
        Class A(2006-15)     12/13/06    $    1,000,000,000              One Month LIBOR + 0.00%         November 2011         April 2014
        Class A(2006-16)     12/19/06    $    1,000,000,000                       4.72%                  December 2010          May 2013
        Class A(2007-1)       1/18/07    $      500,000,000                       5.17%                  January 2017          June 2019
        Class A(2007-2)       2/16/07    $    2,500,000,000              One Month LIBOR +0.02%          January 2011          June 2013
        Class A(2007-3)       3/20/07    $      515,000,000              One Month LIBOR + 0.02%           June 2014         November 2016
        Class A(2007-4)       3/20/07    $      300,000,000              One Month LIBOR + 0.04%           June 2017         November 2019
        Class A(2007-5)       3/20/07    $      396,927,017  Not to exceed One Month LIBOR + 0.03%(9)      March 2014         August 2016
        Class A(2007-6)       4/12/07    $      750,000,000              One Month LIBOR + 0.06%          April 2014         September 2016
        Class A(2007-7)       5/16/07    $    1,750,000,000              One Month LIBOR + 0.00%          March 2010          August 2012
        Class A(2007-8)       6/22/07    $      500,000,000                       5.59%                    June 2012         November 2014
        Class A(2007-9)       7/19/07    $    1,250,000,000              One Month LIBOR + 0.04%           June 2012         November 2014
        Class A(2007-10)      7/26/07    $      750,000,000              One Month LIBOR + 0.07%           July 2014         December 2016
        Class A(2007-11)      8/2/07     $      400,000,000              One Month LIBOR + 0.07%           July 2017         December 2019
        Class A(2007-12)      8/22/07    $    2,000,000,000              One Month LIBOR + 0.20%          August 2010         January 2013
        Class A(2007-13)     10/12/07    $    2,000,000,000              One Month LIBOR + 0.22%         November 2009         April 2012
        Class A(2007-14)     11/27/07    $    1,700,000,000              One Month LIBOR + 0.30%         November 2012         April 2015
        Class A(2007-15)    11/27/07(10) $1,450,000,000(10)              One Month LIBOR + 0.35%         November 2014         April 2017
        Class A(2008-1)     1/29/08(11)  $2,500,000,000(11)              One Month LIBOR + 0.58%         November 2010         April 2013
        Class A(2008-2)       3/14/08    $    1,250,000,000              One Month LIBOR + 1.30%          March 2016          August 2018
        Class A(2008-4)       4/11/08    $      510,000,000              One Month LIBOR + 1.40%          April 2014         September 2016
        Class A(2008-5)       5/2/08     $    1,400,000,000              One Month LIBOR + 1.20%           July 2011         December 2013
        Class A(2008-6)       5/15/08    $      500,000,000              One Month LIBOR + 1.20%           May 2013           October 2015
        Class A(2008-7)       6/13/08    $    1,175,000,000              One Month LIBOR + 0.70%           July 2012         December 2014
        Class A(2008-8)       7/17/08    $    1,000,000,000              One Month LIBOR + 1.15%           July 2015         December 2017
        Class A(2008-9)       8/5/08     $    1,000,000,000                       4.07%                  February 2010         July 2012
        Class A(2008-10)      8/15/08    $      500,000,000              One Month LIBOR + 1.30%          August 2013         January 2016

____________________________

(9)  Class A(2007-5) noteholders will receive interest at Three Month JPY-LIBOR +
     0.00% on an outstanding yen principal amount of  ¥46,500,000,000,  pursuant to the terms of a currency and interest rate swap  applicable  only to the Class
     A(2007-5)  notes.
(10) Of the $1,450,000,000 principal amount of the Class A(2007-15) Notes,
     $1,250,000,000 was issued on November 27, 2007, and $200,000,000 was issued on
     January 17, 2008.
(11) Of the $2,500,000,000 principal amount of the Class
     A(2008-1) Notes, $2,000,000,000 was issued on January 29, 2008, and $500,000,000 was issued on February 8, 2008.

                                                            A-I-2

BAseries

         Class B Notes

                                                                                                                    Expected
                                                  Nominal                                                           Principal                   Legal
         Class B           Issuance Date     Liquidation Amount                Note Interest Rate                  Payment Date             Maturity Date
_______________________________________________________________________________________________________________________________________________________________
     Class B(2003-4)         10/15/03     $      331,650,000         Not to exceed Three Month LIBOR + 0.85%(1)  September 18, 2013        February 17, 2016
     Class B(2004-1)          4/1/04      $      350,000,000                         4.45%                           March 2014               August 2016
     Class B(2004-2)          8/11/04     $      150,000,000                One Month LIBOR + 0.39%                  July 2011               December 2013
     Class B(2005-1)          6/22/05     $      125,000,000                One Month LIBOR + 0.29%                  June 2012               November 2014
     Class B(2005-2)          8/11/05     $      200,000,000                One Month LIBOR + 0.18%                  July 2010               December 2012
     Class B(2005-3)          11/9/05     $      150,962,500         Not to exceed One Month LIBOR + 0.40%(2)      October 19, 2015          March 19, 2018
     Class B(2006-1)          3/3/06      $      250,000,000                One Month LIBOR + 0.22%                February 2013               July 2015
     Class B(2006-2)          3/24/06     $      500,000,000         Not to exceed One Month LIBOR + 0.25%           March 2013               August 2015
     Class B(2006-3)          8/22/06     $      300,000,000                One Month LIBOR + 0.08%                 August 2009              January 2012
     Class B(2006-4)         11/14/06     $      250,000,000                One Month LIBOR + 0.08%                 October 2009              March 2012
     Class B(2007-1)          1/26/07     $      450,000,000                One Month LIBOR + 0.08%                 January 2010               June 2012
     Class B(2007-2)          1/31/07     $      250,000,000                One Month LIBOR + 0.20%                 January 2014               June 2016
     Class B(2007-3)          3/30/07     $      175,000,000                One Month LIBOR + 0.20%                  March 2014               August 2016
     Class B(2007-4)        5/15/07(3)    $  425,000,000(3)                 One Month LIBOR + 0.09%                  April 2010             September 2012
     Class B(2007-5)         10/11/07     $      275,000,000                One Month LIBOR + 0.60%                 October 2009              March 2012
     Class B(2007-6)         11/16/07     $      150,000,000                One Month LIBOR + 0.51%                November 2009              April 2012
     Class B(2008-1)          1/17/08     $      200,000,000                One Month LIBOR + 1.50%                 January 2013               June 2015
     Class B(2008-2)          2/14/08     $      450,000,000                One Month LIBOR + 3.00%                February 2011               July 2013
     Class B(2008-4)          8/15/08     $      275,000,000                One Month LIBOR + 3.00%                 August 2009              January 2012

____________________________

(1)  Class  B(2003-4)   noteholders  will  receive  interest  at  5.45%  on  an
     outstanding  sterling  principal  amount of  £200,000,000,  pursuant to the terms  of a  currency  and  interest  rate  swap  applicable  only to the  Class
     B(2003-4) notes.
(2)  Class B(2005-3) noteholders will receive interest at Three Month EURIBOR + 0.30%
     on an outstanding euro principal amount of €125,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class
     B(2005-3) notes.
(3)  Of the $425,000,000 principal amount of the Class B(2007-4) Notes, $250,000,000 was issued on May 15, 2007, and $175,000,000 was issued on June 22, 2007.

                                                            A-I-3

BAseries

         Class C Notes

                                                                                                Expected
                      Issuance       Nominal                                                    Principal      Legal Maturity
      Class C           Date    Liquidation Amount          Note Interest Rate                 Payment Date          Date
_____________________________________________________________________________________________________________________________
  Class C(2002-1)      2/28/02  $      250,000,000                 6.80%                       February 2012      July 2014
  Class C(2002-3)      6/12/02  $      200,000,000        One Month LIBOR + 1.35%               May 2012        October 2014
  Class C(2002-6)     10/29/02  $       50,000,000        One Month LIBOR + 2.00%              October 2012       March 2015
  Class C(2002-7)     10/29/02  $       50,000,000                 6.70%                      October 2012       March 2015
  Class C(2003-1)       2/4/03  $      200,000,000        One Month LIBOR + 1.70%             January 2010       June 2012
  Class C(2003-4)      6/19/03  $      327,560,000  Not to exceed Three Month LIBOR + 2.05(1)  May)17, 2013    October 19, 2015
  Class C(2003-7)      11/5/03  $      100,000,000        One Month LIBOR + 1.35%              October 2013       March 2016
  Class C(2004-1)      3/16/04  $      200,000,000        One Month LIBOR + 0.78%              February 2011      July 2013
  Class C(2004-2)       7/1/04  $      275,000,000        One Month LIBOR + 0.90%                June 2014      November 2016
  Class C(2005-1)       6/1/05  $      125,000,000        One Month LIBOR + 0.41%                 May 2010        October 2012
  Class C(2005-2)      9/22/05  $      150,000,000        One Month LIBOR + 0.35%              September 2010    February 2013
  Class C(2006-1)      2/17/06  $      350,000,000        One Month LIBOR + 0.42%               February 2013      July 2015
  Class C(2006-2)      3/17/06  $      225,000,000        One Month LIBOR + 0.30%                 March 2011       August 2013
  Class C(2006-3)      5/31/06  $      250,000,000        One Month LIBOR + 0.29%                  May 2011        October 2013
  Class C(2006-4)      6/15/06  $      375,000,000        One Month LIBOR + 0.23%                 June 2009      November 2011
  Class C(2006-5)      8/15/06  $      300,000,000        One Month LIBOR + 0.40%                 August 2013      January 2016
  Class C(2006-6)      9/29/06  $      250,000,000    Not to exceed One Month LIBOR +0.40%      September 2013    February 2016
  Class C(2006-7)     10/16/06  $      200,000,000        One Month LIBOR + 0.23%                October 2009       March 2012
  Class C(2007-1)      1/26/07  $      300,000,000        One Month LIBOR + 0.29%                January 2012       June 2014
  Class C(2007-2)      5/15/07  $      150,000,000        One Month LIBOR + 0.27%                  April 2010      September 2012
  Class C(2007-3)      8/14/07  $      200,000,000    Not to exceed One Month LIBOR + 0.50%        August 2010      January 2013
  Class C(2007-4)     11/16/07  $      225,000,000        One Month LIBOR + 1.25%                November 2009      April 2012
  Class C(2008-1)      1/29/08  $      100,000,000        One Month LIBOR + 3.00%                 January 2011       June 2013
  Class C(2008-2)      2/14/08  $      150,000,000        One Month LIBOR + 4.00%                 February 2011      July 2013
  Class C(2008-4)      7/10/08  $      250,000,000        One Month LIBOR + 3.25%                   July 2009      December 2011
  Class C(2008-5)      8/15/08  $      275,000,000        One Month LIBOR + 4.75%                 October 2013       March 2016
*Class C(2009-1)        6/4/09  $      275,000,000        One Month LIBOR + 8.25%                   June 2010      November 2012

____________________________

* Expected Issuance.

(1) Class C(2003-4)  noteholders will receive interest at 6.10% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap  applicable  only to the Class C(2003-4) notes.

                                                            A-I-4

                                                                                                                   Annex II

                                            Outstanding Master Trust II Series

         The information provided in this Annex II is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

                                       Issuance                                                     Scheduled
       #           Series/Class          Date     Investor Interest       Certificate Rate         Payment Date           Termination Date
_________________________________________________________________________________________________________________________________________________________
       1          Series 1997-B
                    Class A             2/27/97     $850,000,000         One Month LIBOR + .16%      March 2012               August 2014
                    Class B             2/27/97      $75,000,000         One Month LIBOR + .35%      March 2012               August 2014
                    Collateral          2/27/97      $75,000,000                   —                     —                         —
                    Interest
                    Class D             3/2/09       $89,740,000                   —                     —                         —
                    Certificate
       2          Series 1999-J
                    Class A             9/23/99     $850,000,000                 7.00%             September 2009            February 2012
                    Class B             9/23/99      $75,000,000                 7.40%             September 2009            February 2012
                    Collateral          9/23/99      $75,000,000                   —                     —                         —
                    Interest
                    Class D             3/2/09       $89,740,000                   —                     —                         —
                    Certificate
       3          Series 2000-E
                    Class A             6/1/00      $500,000,000                 7.80%                May 2010               October 2012
                    Class B             6/1/00       $45,000,000                 8.15%                May 2010               October 2012
                                        6/1/00       $45,000,000                   —                     —                         —
                    Collateral Interest
                    Class D             3/2/09       $51,030,000                   —                     —                         —
                    Certificate
       4          Series 2000-H
                    Class A             8/23/00     $595,000,000         One Month LIBOR + .25%     August 2010              January 2013
                    Class B             8/23/00      $52,500,000         One Month LIBOR + .60%     August 2010              January 2013
                    Collateral          8/23/00      $52,500,000                   —                     —                         —
                    Interest
                    Class D             3/2/09       $62,820,000                   —                     —                         —
                    Certificate
       5          Series 2001-B
                    Class A             3/8/01      $637,500,000         One Month LIBOR + .26%      March 2011               August 2013
                    Class B             3/8/01       $56,250,000         One Month LIBOR + .60%      March 2011               August 2013
                    Collateral          3/8/01       $56,250,000                   —                     —                         —
                    Interest
                    Class D             3/2/09       $67,310,000                   —                     —                         —
                    Certificate
       6          Series 2001-C
                    Class A             4/25/01     $675,000,000       Three Month LIBOR - .125%     April 2011             September 2013
                    Class B             4/25/01      $60,000,000         One Month LIBOR + .62%      April 2011             September 2013
                                        4/25/01      $60,000,000                   —                     —                         —
                    Collateral Interest
                    Class D             3/2/09       $70,380,000                   —                     —                         —
                    Certificate
       7          Series 2001-D
                                        5/24/01           —                        —                     —                         —
                    Collateral Certificate(1)
                    Class D             3/2/09            —                        —                     —                         —
                    Certificate(2)

____________________________

(1) The collateral certificate represents the sole asset of the BA Credit Card Trust.  See "Annex II: Outstanding Series,
    Classes and Tranches of Notes" for a list of outstanding notes issued by the issuing entity.
(2) The Class D certificate provides credit enhancement to the collateral certificate.  For a more specific description of how the required Class D Investor Interest is calculated, see "The Notes—Required Subordinated Amount—The Class D
    Certificate" in the prospectus.

                                                            A-II-1

                                          FIA Card Services, National Association
                                             Sponsor, Servicer and Originator

                                                BA Credit Card Funding, LLC
                                                 Transferor and Depositor

                                                   BA Credit Card Trust
                                                      Issuing Entity

                                                         BAseries
                                                       $100,000,000
                                                   Class B(2009-1) Notes
                                                        __________

                                                   PROSPECTUS SUPPLEMENT
                                                        __________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.